CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 (“Registration Statement”) (File No. 333-123040) of our reports dated April 12, 2012 and March 23, 2012, relating to the financial statements of PHL Variable Accumulation Account and PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

April 26, 2012